UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2013

TRISTAR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29981	91-2027724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Saugatuck Ave.
Westport CT 06880
(Address of principal executive offices)  (zip code)

(203) 226-4449
(Registrant’s telephone number, including area code)
_________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01  Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2011, on May 6, 2013, we closed the acquisition of HemCon Medical Technologies Inc., an Oregon corporation (“HemCon”), pursuant to the terms of an Agreement for Purchase and Sale of Stock entered into by and between us and HemCon (the “Agreement”).   The Agreement was entered into as part of HemCon’s Fifth Amended Plan of Reorganization in its bankruptcy proceeding (United States Bankruptcy Court, District of Oregon, Case No. 12-32652-elp11) and was approved by the Court as part of HemCon’s approved Plan of Reorganization.  Under the Agreement, we purchased 100 shares of HemCon’s common stock, representing 100% of HemCon’s then-outstanding voting securities, in exchange for $3,075,000 (the “Purchase Price”).  The Purchase Price was paid to the Court and the Trustee of the bankruptcy proceeding to be distributed to HemCon’s creditors in accordance with the Plan of Reorganization.

The purpose of this amended filing is to enclose the audited financial statements of HemCon for the years ended December 31, 2012 and 2011, the unaudited financial statements for the periods ended March 31, 2013 and 2012, and pro forma financial statements, as required.

Exhibits

99.1
Audited financial statements of HemCon Medical Technologies, Inc. for the years ended December 31, 2012 and 2011, and the unaudited financial statements of HemCon Medical Technologies, Inc. for the three months ended March 31, 2013 and 2012

99.2	Unaudited pro forma condensed combined financial statements of TriStar Wellness Solutions, Inc. and HemCon Medical Technologies, Inc. as of December 31, 2012 and March 31, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriStar Wellness Solutions, Inc.
a Nevada corporation

Dated: July 22, 2013		/s/ John Linderman
	By:	John Linderman
	Its:	Chief Executive Officer

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